Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V94550-P49055 *Please check the meeting materials for any special requirements for meeting attendance. SYNCHRONY FINANCIAL 777 LONG RIDGE ROAD STAMFORD, CT 06902 SYNCHRONY FINANCIAL 2026 Annual Meeting Vote by June 23, 2026 11:59 PM ET You invested in SYNCHRONY FINANCIAL and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 24, 2026. Vote Virtually at the Meeting* June 24, 2026 9:00 a.m., Eastern Time Virtually at: www.virtualshareholdermeeting.com/SYF2026 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 10, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Brian D. Doubles	For
1b.	Fernando Aguirre	For
1c.	Paget L. Alves	For
1d.	Kamila Chytil	For
1e.	Daniel Colao	For
1f.	Arthur W. Coviello, Jr.	For
1g.	Deborah Ellinger	For
1h.	Roy A. Guthrie	For
1i.	Jeffrey G. Naylor	For
1j.	Bill Parker	For
1k.	Laurel J. Richie	For
1l.	Ellen M. Zane	For
2.	Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2026.	For
3.	Advisory Vote to Approve Named Executive Officer Compensation.	For

NOTE: All shares will be voted as instructed. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, in accordance with the Board of Directors recommendations. In their discretion, the proxies are authorized to vote upon any other matter as may properly be presented at the meeting or any adjournments or postponements thereof.

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V94551-P49055